Exhibit (b)(10)(b)


[PRICEWATERHOUSECOOPERS LLP LETTERHEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference into Post-Effective Amendment No. 10 to the Registration Statement of Conseco Variable Annuity Account F (the "Account") on Form N-4 (File Nos. 333-40309 and 811-08483) of:

     (1) Our report dated February 15, 2002, on our audit of the financial statements of the Account; and

     (2) Our report dated April 19, 2002, on our audits of the financial statements of Conseco Variable Insurance Company.

We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information being incorporated by reference into the filing.


/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
    PricewaterhouseCoopers LLP


Indianapolis, Indiana
June 21, 2002